Exhibit 99.1

Bar Harbor Bankshares Reports Third Quarter 2026 Results; Declares Dividend

BAR HARBOR, MAINE – October 22, 2026 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported third quarter 2026 GAAP net income of $16.1 million, or $0.96 per diluted share, and core earnings (Non-GAAP) of $17.5 million, or $1.04 per diluted share, compared to GAAP net income of $15.2 million, or $0.91 per diluted share, and core earnings (Non-GAAP) of $15.4 million, or $0.92 per diluted share, in the second quarter of 2026.

THIRD QUARTER 2026 HIGHLIGHTS (all comparisons to second quarter 2026, unless otherwise noted)

•	Net interest margin of 3.77%, compared to 3.61%
•	1.35% return on assets; 1.47% core return on assets (Non-GAAP)
•	11.69% return on equity; 12.70% core return on equity (Non-GAAP)
•	55.26% efficiency ratio (Non-GAAP), compared to 55.76%

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “We are pleased to announce another strong quarter of financial results. Our success reflects our commitment to performance metrics in all our core businesses, centered in exceptional service and targeted calling. Our Retail teams opened more than 1,600 new customer accounts during the quarter, demonstrating this calling culture and the effectiveness of our execution-focused approach to banking. Total deposits grew 9% on an annualized basis contributing to a lower overall cost of funds, reduced reliance on wholesale borrowings and increased profitability.  Wealth management continues to be a significant contributor and meaningful part of our organization. This has never been more true as we are adding seasoned recruits to our commercial and industrial lending team who, in addition to building a robust pipeline, possess the trusted status with customers for a natural wealth referral. Our consistent financial performance reflects the disciplined execution of our strategy, the dedication of our employees and our unwavering focus on long-term shareholder value.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.34 per share to shareholders of record at the close of business on November 19, 2026, payable on December 18, 2026. The dividend equates to a 3.52% annualized yield based on the $38.69 closing share price of the Company’s common stock on September 30, 2026, the last trading day of the third quarter 2026.

FINANCIAL CONDITION (Quarter results for September 30, 2026 compared to June 30, 2026)

Total assets decreased slightly to $4.7 billion at the end of the third quarter 2026. The decrease of less than 1% was primarily due to lower cash balances and a decrease in available-for-sale debt securities.

Total cash and cash equivalents were $74.8 million at the end of the third quarter 2026, compared to $104.4 million at the end of the second quarter 2026. Interest-earning deposits with other banks decreased to $37.8 million at the end of the third quarter 2026, compared to $58.1 million at the end of the second quarter 2026. The decrease in cash and cash equivalents is primarily driven by paydowns of wholesale funds.

Available-for-sale debt securities were $581.3 million compared to $601.8 million at the end of the second quarter 2026. Portfolio unrealized losses were $72.9 million at quarter-end compared to $45.0 million at the end of the second quarter 2026, the increase was driven by the current interest rate environment. During the quarter there were purchases of $31.3 million, paydowns and calls of $22.8 million and net accretion of $420 thousand. The quarter-to-date weighted average yield of the securities portfolio was 4.10% compared to 4.06% at the end of the second quarter 2026. As of the third quarter 2026 and the second quarter 2026, our securities portfolio had an average life of 8.0 years and 7.2 years respectively, with an effective duration of 5.5 years and 5.2 years, respectively. At the end of the third quarter 2026, all securities remain classified as available for sale.

Federal Home Loan Bank stock decreased $5.5 million to $8.0 million at the end of the third quarter 2026 compared to $13.4 million at the end of the second quarter 2026, primarily driven by the decrease in wholesale borrowings.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

Total loans were remained steady at $3.6 billion in the third quarter 2026 as well as the second quarter 2026. Commercial real estate loans increased $21.9 million driven by $55.1 million in originations during the quarter, partially offset by $33.7 million in payoffs during the quarter. Commercial and industrial loans decreased $21.6 million and included $36.0 million in payoffs offset in part by $12.3 million of originations during the quarter. Residential real estate loans decreased $9.6 million during the quarter due to $31.0 million in payoffs and $2.9 million in paydowns, partially offset by $18.5 million in originations.  Loans held for sale were $10.7 million in the third quarter 2026 compared to $10.2 million in the second quarter 2026 as we originated $36.8 million in loans held for sale and sold $35.5 million in loans during the quarter.

The allowance for credit losses (“ACL”) on loans was $31.8 million at the end of the third quarter 2026, compared to $32.2 million at the end of the second quarter 2026. Charge-offs were minimal with a net charge-off to average loans ratio of 0.03% for the third quarter 2026.

Premises and equipment were $61.4 million at the end of the third quarter 2026 compared to $61.2 million at the end of the second quarter 2026 due to renovation projects. Other real estate owned decreased $1.0 million in the third quarter 2026 to $7.1 million due to the further write-down of one commercial property.

Total deposits increased $84.0 million to $3.9 billion at the end of the third quarter 2026. The increase was driven by a $107.2 million increase in interest-bearing demand deposits and a $24.6 million increase in non-interest-bearing demand deposits in the third quarter 2026. Savings deposits increased $7.6 million in the third quarter 2026 and money market deposits increased $7.4 million in the third quarter 2026. Growth in non-maturity deposits included $31.7 million in new customer deposits. Time deposits decreased $62.8 million driven primarily by a $59.0 million reduction in brokered deposits.

Total borrowings decreased $123.7 million in the third quarter 2026 to $157.4 million compared to $281.2 million in the second quarter 2026. The decrease was driven by paydowns of wholesale borrowings from loan payoffs as well as a $20.0 million subordinated debt redemption.

The Company's book value per share was $31.95 at the end of the third quarter 2026 compared to $32.80 at the end of the second quarter 2026. Tangible book value per share (Non-GAAP) was $22.61 at the end of the third quarter 2026, compared to $23.43 at the end of the second quarter 2026.

RESULTS OF OPERATIONS (Quarter results for September 30, 2026 compared to September 30, 2025)

The net interest margin was 3.77% in the third quarter 2026 compared to 3.56% in the same quarter 2025. As loan balances grew year-over-year the yield on loans expanded 4 basis points to 5.64% compared to 5.60% in the same period of 2025. Interest-bearing deposit costs decreased year-over-year to 1.87% compared to 2.12% in the same period of 2025.

Total interest and dividend income increased by 4% or $2.5 million to $58.4 million in the third quarter 2026 compared to $55.9 million in the third quarter 2025. Yields on earning assets grew to 5.39% in the third quarter 2026 compared to 5.36% in the third quarter 2025. The yield on available-for-sale debt securities decreased to 4.10% in the third quarter 2026 compared to 4.14% in the same period of 2025. The loan yield grew to 5.64% in the third quarter 2026 compared to 5.60% in the same period of 2025 driven by residential loan yield expansion to 4.81% for the third quarter 2026 from 4.42% in the third quarter of 2025. Total loan yield growth was partially offset by a decrease in the commercial and industrial yield to 6.11% for the third quarter 2026 from 6.45% in the third quarter 2025 driven by payoffs.

Total interest expense decreased $1.3 million in the third quarter 2026 compared to the third quarter 2025. Deposit costs were down $1.3 million year-over-year as the cost of interest-bearing deposits decreased to 1.87% in the third quarter 2026 from 2.12% in the same period of 2025. Borrowing costs increased $34 thousand, or 1.3% year-over-year.

The provision for credit losses on loans in the third quarter 2026 was a recapture of $167 thousand compared to a  $3.7 million provision in the same period of 2025. The recapture was primarily due to the full payoff of a PCD relationship that previously carried significant reserves. Net charge-offs remained low at $303 thousand in the third quarter of 2026 compared to $316 thousand in the third quarter of 2025. The allowance for credit losses to total loans coverage ratio for the third quarter 2026 remains adequately reserved and was 0.88% compared to 0.95% in the third quarter of 2025.

Non-interest income was $10.8 million in the third quarter 2026 compared to $10.6 million in the same quarter 2025. Trust and investment management fee income increased $283 thousand or 7% to $4.2 million in the third quarter 2026 compared to $3.9 million in the third quarter 2025 as assets under management grew 2.4% over the same periods. Customer service fees increased $255 thousand or 6% during the quarter to $4.6 million compared to $4.3 million in the third quarter 2025. Mortgage banking income increased to $766 thousand in the third quarter of 2026 compared to $423 thousand in the third quarter 2025 driven by higher gains due to the interest rate

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

environment. The increases were offset in part by customer derivative income decreasing to $484 thousand from $962 thousand in the third quarter 2025 due to lower customer swap volume.

Non-interest expenses decreased $1.4 million to $31.4 million in the third quarter 2026 compared to $32.7 million in the third quarter 2025. The decrease was due to acquisition expenses in the prior year. Salaries and employee benefit costs increased 3% to $16.4 million in the third quarter 2026 compared to $15.9 million in the third quarter 2025 driven by cost-of-living adjustments and increased full-time equivalents year-over-year. Occupancy and equipment increased $319 thousand driven primarily by higher operating costs due to the Woodsville acquisition. Amortization of intangible assets increased $116 thousand, reflecting incremental amortization associated with the Woodsville acquisition. Other expenses increased $1.2 million for the third quarter 2026 compared to the third quarter 2025 primarily due the aforementioned $1.0 million write-down on other real estate owned.

Income tax expense was $4.3 million for the third quarter 2026 compared to $2.2 million for the third quarter of 2025. Our GAAP effective tax rate for the third quarter 2026 was 21.0% compared to 19.8% in the third quarter 2025.

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in interest rates and the cost of deposits; (2) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (3) changes in consumer behavior due to political, business, and economic conditions, including ongoing armed conflicts, inflation, future United States government shutdowns, and concerns about liquidity; (4) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (5) the impact of liquidity needs on our results of operations and financial condition; (6) changes in the size and nature of our competition; (7) unanticipated weakness in loan demand, pricing, or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities, (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems, or information systems; (16) changes in legislation or regulation and accounting principles, policies, and guidelines; (17) reductions in the market value or outflows of wealth management assets under management; (18) the impacts of tariffs, sanctions, and other trade policies of the United States and its global trading counterparts; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2026	2026	2026	2025	2025
PER SHARE DATA
Net earnings, diluted	$0.96	$0.91	$0.81	$0.70	$0.54
Core earnings, diluted (1)	1.04	0.92	0.88	0.93	0.95
Total book value	31.95	32.80	32.13	31.88	31.22
Tangible book value (1)	22.61	23.43	22.71	22.41	21.70
Market price at period end	38.69	37.76	32.45	31.05	30.46
Dividends	0.34	0.34	0.32	0.32	0.32

PERFORMANCE RATIOS (2)
Return on assets	1.35%	1.31%	1.18%	1.00%	0.78%
Core return on assets (1)	1.47	1.33	1.28	1.32	1.35
Pre-tax, pre-provision return on assets (1)	1.69	1.76	1.52	1.29	1.30
Core pre-tax, pre-provision return on assets (1)	1.85	1.79	1.65	1.71	1.71
Return on equity	11.69	11.16	10.13	8.76	6.99
Core return on equity (1)	12.70	11.30	11.03	11.55	12.16
Return on tangible equity (1)	16.84	16.11	14.77	12.94	10.07
Core return on tangible equity (1)	18.27	16.31	16.03	16.91	17.23
Net interest margin, fully taxable equivalent (1) (3)	3.77	3.61	3.54	3.62	3.56
Efficiency ratio (1)	55.26	55.76	56.92	57.24	56.70

FINANCIAL DATA (In millions)
Total assets	$4,704	$4,743	$4,676	$4,684	$4,717
Total earning assets (4)	4,324	4,343	4,297	4,297	4,336
Total available-for-sale debt securities	581	602	598	597	598
Total loans	3,614	3,614	3,585	3,606	3,584
Allowance for credit losses	32	32	34	34	34
Total goodwill and intangible assets	156	157	158	158	159
Total deposits	3,938	3,854	3,868	3,821	3,948
Total shareholders' equity	536	550	538	533	521
Net income	16	15	14	12	9
Core earnings (1)	17	15	15	16	15

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.03%	0.37%	—%	0.03%	0.04%
Allowance for credit losses on loans/total loans	0.88	0.89	0.96	0.94	0.95
Loans/deposits	92	94	93	94	91
Shareholders' equity to total assets	11.39	11.59	11.50	11.37	11.04
Tangible shareholders' equity to tangible assets	8.34	8.56	8.42	8.27	7.94

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$37,039	$46,270	$35,595	$44,947	$42,743
Interest-earning deposits with other banks	37,778	58,118	46,620	35,890	93,971
Total cash and cash equivalents	74,817	104,388	82,215	80,837	136,714

Available-for-sale debt securities	581,297	601,772	597,977	597,424	597,810

Federal Home Loan Bank stock	7,968	13,423	9,567	11,308	8,560

Loans held for sale	10,740	10,203	11,534	5,283	5,545

Total loans	3,613,632	3,614,180	3,585,248	3,605,859	3,583,716
Less: Allowance for credit losses on loans	(31,761)	(32,231)	(34,315)	(34,052)	(33,940)
Net loans	3,581,871	3,581,949	3,550,933	3,571,807	3,549,776

Premises and equipment, net	61,407	61,170	58,914	58,188	58,828
Other real estate owned	7,146	8,170	—	—	—
Goodwill	141,819	141,819	141,819	141,819	141,819
Other intangible assets	14,659	15,242	15,824	16,407	16,989
Cash surrender value of bank-owned life insurance	89,420	88,728	89,817	96,250	95,554
Deferred tax asset, net	36,892	28,859	30,298	29,926	31,721
Other assets	95,828	86,779	87,330	74,642	73,936
Total assets	$4,703,864	$4,742,502	$4,676,228	$4,683,891	$4,717,252

Liabilities and shareholders' equity
Non-interest bearing demand	$702,668	$678,081	$651,282	$670,786	$692,780
Interest-bearing demand	1,248,282	1,141,043	1,152,888	1,137,730	1,137,362
Savings	642,937	635,316	649,302	635,329	647,428
Money market	489,193	481,815	493,432	464,843	488,633
Time	854,869	917,694	920,811	912,594	981,993
Total deposits	3,937,949	3,853,949	3,867,715	3,821,282	3,948,196

Senior borrowings	123,798	227,541	162,297	216,818	139,956
Subordinated borrowings	33,620	53,620	53,420	52,825	52,229
Total borrowings	157,418	281,161	215,717	269,643	192,185

Other liabilities	72,888	57,840	54,859	60,425	55,916
Total liabilities	4,168,255	4,192,950	4,138,291	4,151,350	4,196,297

Total shareholders’ equity	535,609	549,552	537,937	532,541	520,955
Total liabilities and shareholders’ equity	$4,703,864	$4,742,502	$4,676,228	$4,683,891	$4,717,252

Net shares outstanding	16,766	16,754	16,742	16,702	16,689

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Quarter	Year
(in thousands)	2026	2026	2026	2025	2025	to Date	to Date
Commercial real estate	$2,010,609	$1,988,695	$1,968,403	$1,998,603	$1,942,659	4	1%
Commercial and industrial	411,766	433,371	417,657	393,851	405,759	(20)	6
Total commercial loans	2,422,375	2,422,066	2,386,060	2,392,454	2,348,418	—	2

Residential real estate	973,648	983,274	993,636	1,001,769	1,025,266	(4)	(4)
Consumer	135,243	132,570	127,681	128,029	126,345	8	8
Tax exempt and other	82,366	76,270	77,871	83,607	83,687	32	(2)
Total loans	$3,613,632	$3,614,180	$3,585,248	$3,605,859	$3,583,716	—%	—%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Quarter	Year
(in thousands)	2026	2026	2026	2025	2025	to Date	to Date
Non-interest bearing demand	$702,668	$678,081	$651,282	$670,786	$692,780	15%	6%
Interest-bearing demand	1,248,282	1,141,043	1,152,888	1,137,730	1,137,362	38	13
Savings	642,937	635,316	649,302	635,329	647,428	5	2
Money market	489,193	481,815	493,432	464,843	488,633	6	7
Total non-maturity deposits	3,083,080	2,936,255	2,946,904	2,908,688	2,966,203	20	8
Time	854,869	917,694	920,811	912,594	981,993	(27)	(8)
Total deposits	$3,937,949	$3,853,949	$3,867,715	$3,821,282	$3,948,196	9%	4%
1.

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Interest and dividend income
Loans	$51,111	$48,426	$148,920	$132,956
Securities and other	6,527	6,355	19,050	17,112
Federal Home Loan Bank stock	193	217	531	566
Interest-earning deposits with other banks	561	924	1,047	1,514
Total interest and dividend income	58,392	55,922	169,548	152,148
Interest expense
Deposits	15,103	16,419	44,630	47,442
Borrowings	2,578	2,544	9,416	8,845
Total interest expense	17,681	18,963	54,046	56,287
Net interest income	40,711	36,959	115,502	95,861
Provision for credit losses on available-for-sale debt securities	—	—	—	636
Provision (benefit) for credit losses on loans	(167)	3,749	1,388	4,220
Net interest income after provision for credit losses	40,878	33,210	114,114	91,005
Non-interest income
Trust and investment management fee income	4,186	3,903	12,878	12,082
Customer service fees	4,566	4,311	13,383	11,425
(Loss) gain on available-for-sale debt securities, net	69	41	(964)	(4,901)
Mortgage banking income	766	423	2,189	1,484
Bank-owned life insurance income	693	665	4,097	1,881
Customer derivative income	484	962	889	1,278
Other income	83	262	521	882
Total non-interest income	10,847	10,567	32,993	24,131
Non-interest expense
Salaries and employee benefits	16,393	15,939	48,999	43,946
Occupancy and equipment	4,198	3,879	12,526	10,750
Depreciation	1,194	1,078	3,416	3,150
Loss (gain) on premises and equipment, net	47	(206)	181	(113)
Outside services	762	514	1,754	1,453
Professional services	503	296	1,240	1,402
Communication	207	246	666	606
Marketing	705	655	1,880	1,855
Amortization of intangible assets	582	466	1,746	932
FDIC assessment	528	462	1,642	1,382
Acquisition, conversion and other expenses	610	4,978	2,029	6,422
Provision for unfunded commitments	180	145	(696)	71
Other expenses	5,458	4,287	14,993	12,072
Total non-interest expense	31,367	32,739	90,376	83,928
Income before income taxes	20,358	11,038	56,731	31,208
Income tax expense	4,269	2,183	11,884	6,050
Net income	$16,089	$8,855	$44,847	$25,158
Earnings per share:
Basic	$0.96	$0.55	$2.68	$1.61
Diluted	0.96	0.54	2.67	1.60
Weighted average shares outstanding:
Basic	16,765	16,231	16,748	15,622
Diluted	16,828	16,284	16,814	15,685

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands, except per share data)	2026	2026	2026	2025	2025
Interest and dividend income
Loans	$51,111	$49,151	$48,658	$50,164	$48,426
Securities and other	6,527	6,319	6,204	6,327	6,355
Federal Home Loan Bank stock	193	183	155	235	217
Interest-earning deposits with other banks	561	253	233	645	924
Total interest and dividend income	58,392	55,906	55,250	57,371	55,922
Interest expense
Deposits	15,103	14,638	14,889	16,083	16,419
Borrowings	2,578	3,349	3,489	2,671	2,544
Total interest expense	17,681	17,987	18,378	18,754	18,963
Net interest income	40,711	37,919	36,872	38,617	36,959
Provision for credit losses on available-for-sale debt securities	—	—	—	—	—
Provision (benefit) for credit losses on loans	(167)	1,250	305	416	3,749
Net interest income after provision for credit losses	40,878	36,669	36,567	38,201	33,210
Non-interest income
Trust and investment management fee income	4,186	4,577	4,115	3,984	3,903
Customer service fees	4,566	4,715	4,102	4,528	4,311
(Loss) gain on available-for-sale debt securities, net	69	(25)	(1,008)	(428)	41
Mortgage banking income	766	741	682	485	423
Bank-owned life insurance income	693	1,417	1,987	695	665
Customer derivative income	484	76	329	735	962
Other income	83	231	207	326	262
Total non-interest income	10,847	11,732	10,414	10,325	10,567
Non-interest expense
Salaries and employee benefits	16,393	16,833	15,773	16,588	15,939
Occupancy and equipment	4,198	4,292	4,036	3,780	3,879
Depreciation	1,194	1,088	1,134	1,153	1,078
Loss (gain) on premises and equipment, net	47	—	134	370	(206)
Outside services	762	528	464	564	514
Professional services	503	388	349	407	296
Communication	207	211	248	271	246
Marketing	705	570	605	181	655
Amortization of intangible assets	582	582	582	582	466
FDIC assessment	528	537	577	539	462
Acquisition, conversion and other expenses	610	(36)	1,455	4,170	4,978
Provision for unfunded commitments	180	(650)	(226)	725	145
Other expenses	5,458	4,839	4,696	4,469	4,287
Total non-interest expense	31,367	29,182	29,827	33,799	32,739
Income before income taxes	20,358	19,219	17,154	14,727	11,038
Income tax expense	4,269	3,998	3,617	2,966	2,183
Net income	$16,089	$15,221	$13,537	$11,761	$8,855
Earnings per share:
Basic	$0.96	$0.91	$0.81	$0.70	$0.55
Diluted	0.96	0.91	0.81	0.70	0.54
Weighted average shares outstanding:
Basic	16,765	16,751	16,728	16,696	16,231
Diluted	16,828	16,808	16,804	16,757	16,284

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2026	2026	2026	2025	2025
Earning assets
Interest-earning deposits with other banks	3.82%	3.92%	3.90%	4.53%	4.49%
Available-for-sale debt securities	4.10	4.06	4.05	4.03	4.14
Federal Home Loan Bank stock	7.96	6.33	5.68	10.72	7.71
Loans:
Commercial real estate	5.82	5.72	5.68	5.74	5.88
Commercial and industrial	6.11	6.17	6.13	6.34	6.45
Residential real estate	4.81	4.62	4.64	4.75	4.42
Consumer	7.28	7.05	6.90	7.27	7.23
Total loans	5.64	5.52	5.50	5.59	5.60
Total earning assets	5.39%	5.29%	5.27%	5.36%	5.36%

Funding liabilities
Deposits:
Interest-bearing demand	1.36%	1.32%	1.30%	1.39%	1.42%
Savings	0.52	0.50	0.56	0.54	0.64
Money market	2.37	2.33	2.28	2.43	2.59
Time	3.27	3.32	3.41	3.53	3.64
Total interest-bearing deposits	1.87	1.88	1.91	2.01	2.12
Borrowings	4.98	5.05	5.62	5.43	4.04
Total interest-bearing liabilities	2.05%	2.13%	2.19%	2.20%	2.27%

Net interest spread	3.34	3.16	3.08	3.16	3.09
Net interest margin, fully taxable equivalent(1)	3.77	3.61	3.54	3.62	3.56

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2026	2026	2026	2025	2025
Assets
Interest-earning deposits with other banks (1)	$58,265	$25,896	$24,230	$56,502	$81,709
Available-for-sale debt securities (2)	654,636	647,755	643,647	644,929	631,572
Federal Home Loan Bank stock	9,619	11,592	11,062	8,696	11,168
Loans:
Commercial real estate	1,990,307	1,975,080	2,001,851	1,954,841	1,887,267
Commercial and industrial	504,422	492,195	486,295	480,529	483,380
Residential real estate	991,993	993,933	998,862	1,021,309	963,311
Consumer	133,538	130,890	127,693	126,953	120,941
Total loans (3)	3,620,260	3,592,098	3,614,701	3,583,632	3,454,899
Total earning assets	4,342,780	4,277,341	4,293,640	4,293,759	4,179,348
Cash and due from banks	39,817	37,089	36,278	40,291	38,709
Allowance for credit losses	(32,194)	(33,242)	(34,195)	(33,905)	(31,246)
Goodwill and other intangible assets	156,762	157,345	157,921	158,507	139,822
Other assets	223,750	215,460	215,852	211,317	191,446
Total assets	$4,730,915	$4,653,993	$4,669,496	$4,669,969	$4,518,079

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$1,215,024	$1,119,195	$1,121,021	$1,127,456	$1,059,214
Savings	640,517	640,852	642,717	640,577	617,314
Money market	473,298	463,296	469,496	473,574	432,952
Time	883,465	902,363	922,180	939,353	961,054
Total interest-bearing deposits	3,212,304	3,125,706	3,155,414	3,180,960	3,070,534
Borrowings	205,558	265,929	251,985	195,139	250,110
Total interest-bearing liabilities	3,417,862	3,391,635	3,407,399	3,376,099	3,320,644
Non-interest bearing demand deposits	696,843	657,470	659,506	705,245	647,981
Other liabilities	70,114	57,702	60,814	56,025	46,962
Total liabilities	4,184,819	4,106,807	4,127,719	4,137,369	4,015,587
Total shareholders' equity	546,096	547,186	541,777	532,600	502,492
Total liabilities and shareholders' equity	$4,730,915	$4,653,993	$4,669,496	$4,669,969	$4,518,079

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for available-for-sale debt securities are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2026	2026	2026	2025	2025
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,034	$902	$12,620	$1,497	$697
Commercial and industrial	817	1,003	1,139	1,113	1,221
Residential real estate	8,266	8,314	8,206	7,719	6,541
Consumer	1,114	1,199	1,176	1,265	1,051
Total non-accruing loans	11,231	11,418	23,141	11,594	9,510
Non-performing available-for-sale debt securities	1,329	1,329	1,329	2,203	2,203
Other real estate owned	7,146	8,170	—	—	—
Total non-performing assets	$19,706	$20,917	$24,470	$13,797	$11,713

Total non-accruing loans/total loans	0.31%	0.32%	0.65%	0.32%	0.27%
Total non-performing assets/total assets	0.42	0.44	0.52	0.29	0.25

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$32,231	$34,315	$34,052	$33,940	$28,885
Charged-off loans	(315)	(3,463)	(97)	(318)	(353)
Recoveries on charged-off loans	12	57	55	14	37
Net loans (charged-off) recovered	(303)	(3,406)	(42)	(304)	(316)
ACL established on PCD loans	—	—	—	—	1,622
ACL established on purchased seasoned loans	—	72	—	—	—
Provision (benefit) for credit losses on loans	(167)	1,250	305	416	3,749
Balance at end of period	$31,761	$32,231	$34,315	$34,052	$33,940

Allowance for credit losses/total loans	0.88%	0.89%	0.96%	0.94%	0.95%
Allowance for credit losses/non-accruing loans	283	282	148	294	357

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$(239)	$(3,283)	$—	$—	$(224)
Commercial and industrial	3	(15)	35	(256)	18
Residential real estate	(70)	(21)	8	8	(112)
Consumer	3	(87)	(85)	(56)	2
Total, net	$(303)	$(3,406)	$(42)	$(304)	$(316)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.03%	0.37%	—%	0.03%	0.04%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.14	0.19	—	0.03	0.02

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON AVAILABLE-FOR-SALE DEBT SECURITIES
Balance at beginning of period	$—	$—	$—	$—	$—
Charged-off interest receivable on available-for-sale debt securities	—	—	—	—	—
Provision for credit losses on available-for-sale debt securities	—	—	—	—	—
Charged-off previously provisioned allowance for credit loss	—	—	—	—	—
Balance at end of period	$—	$—	$—	$—	$—

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)		2026	2026	2026	2025	2025
Net income	(R)	$16,089	$15,221	$13,537	$11,761	$8,855
Non-core items:
Loss (gain) on available-for-sale debt securities, net		(69)	25	—	428	(41)
Loss (gain) on premises and equipment, net		47	—	134	370	(206)
(Gain) loss and other expenses on other real estate owned		1,267	273	—	—	—
Provision on non-PCD acquired loans		—	—	—	—	3,954
Acquisition, conversion and other expenses		610	(36)	1,455	4,170	4,978
Income tax expense (1)		(457)	(65)	(392)	(1,225)	(2,141)
Total non-core items (2)		1,398	197	1,197	3,743	6,544
Core earnings (2)	(A)	$17,487	$15,418	$14,734	$15,504	$15,399

Net interest income	(B)	$40,711	$37,919	$36,872	$38,617	$36,959
Non-interest income		10,847	11,732	10,414	10,325	10,567
Total revenue		51,558	49,651	47,286	48,942	47,526
Loss (gain) on available-for-sale debt securities, net		(69)	25	—	428	(41)
Total core revenue (2)	(C)	$51,489	$49,676	$47,286	$49,370	$47,485

Total non-interest expense		31,367	29,182	29,827	33,799	32,739
Non-core expenses:
(Loss) gain on premises and equipment, net		(47)	—	(134)	(370)	206
Gain (loss) and other expenses on other real estate owned		(1,267)	(273)	—	—	—
Acquisition, conversion and other expenses		(610)	36	(1,455)	(4,170)	(4,978)
Total non-core expenses (2)		(1,924)	(237)	(1,589)	(4,540)	(4,772)
Core non-interest expense (2)	(D)	$29,443	$28,945	$28,238	$29,259	$27,967

Total revenue		51,558	49,651	47,286	48,942	47,526
Total non-interest expense		31,367	29,182	29,827	33,799	32,739
Pre-tax, pre-provision net revenue(2)	(S)	$20,191	$20,469	$17,459	$15,143	$14,787

Core revenue(2)		51,489	49,676	47,286	49,370	47,485
Core non-interest expense(2)		29,443	28,945	28,238	29,259	27,967
Core pre-tax, pre-provision net revenue(2)	(U)	$22,046	$20,731	$19,048	$20,111	$19,518

(in millions)
Average earning assets	(E)	$4,343	$4,277	$4,294	$4,294	$4,179
Average assets	(F)	4,731	4,654	4,669	4,670	4,518
Average shareholders' equity	(G)	546	547	542	533	502
Average tangible shareholders' equity (2) (3)	(H)	389	390	384	374	360
Tangible shareholders' equity, period-end (2) (3)	(I)	379	392	380	374	362
Tangible assets, period-end (2) (3)	(J)	4,547	4,585	4,519	4,526	4,563

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)		2026	2026	2026	2025	2025
Common shares outstanding, period-end	(K)	16,766	16,754	16,742	16,702	16,689
Average diluted shares outstanding	(L)	16,828	16,808	16,804	16,757	16,284

Core earnings per share, diluted (2)	(A/L)	$1.04	$0.92	$0.88	$0.93	$0.95
Tangible book value per share, period-end (2)	(I/K)	22.61	23.43	22.71	22.41	21.70
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.34	8.56	8.42	8.27	7.94

Performance ratios (4)
GAAP return on assets		1.35%	1.31%	1.18%	1.00%	0.78%
Core return on assets (2)	(A/F)	1.47	1.33	1.28	1.32	1.35
Pre-tax, pre-provision return on assets(2)	(S/F)	1.69	1.76	1.52	1.29	1.30
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.85	1.79	1.65	1.71	1.71
GAAP return on equity		11.69	11.16	10.13	8.76	6.99
Core return on equity (2)	(A/G)	12.70	11.30	11.03	11.55	12.16
Return on tangible equity (1) (2)	(R+Q)/H	16.84	16.11	14.77	12.94	10.07
Core return on tangible equity (1) (2)	(A+Q)/H	18.27	16.31	16.03	16.91	17.23
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	55.26	55.76	56.92	57.24	56.70
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.77	3.61	3.54	3.62	3.56

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$736	$905	$1,044	$766	$738
Franchise taxes included in non-interest expense	(O)	1	159	146	(22)	158
Tax equivalent adjustment for net interest margin	(P)	565	556	554	595	574
Intangible amortization	(Q)	582	582	582	582	466

(1)	Assumes a marginal tax rate of 24.65% for the first, second and third quarters of 2026 and third and fourth quarters of 2025.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J